EXHIBIT 32

    CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER OF
      SPAN-AMERICA MEDICAL SYSTEMS, INC. PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned, as the chief executive officer and chief accounting officer of Span-America Medical Systems, Inc., certify that the amendment to the annual report on Form 10-K for the year ended September 27, 2003, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the amendment fairly presents, in all material respects, the financial condition and results of operations of Span-America Medical Systems, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

By:

/s/      James D. Ferguson
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James D. Ferguson
President and Chief Executive Officer, Span-America Medical Systems, Inc.


/s/      Richard C. Coggins
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Richard C. Coggins
Chief Financial Officer, Span-America Medical Systems, Inc.
(Chief Accounting Officer)

Date:  May 11, 2004